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                                                                   Exhibit 14(d)



           [NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 21, 2003

Nationwide Life Insurance Company of America
1000 Chesterbrook Boulevard
Berwyn, PA 19312


Directors:

      I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information included in the post-effective amendment to the Registration Statement on Form N-6 for certain modified premium variable life insurance policies issued through Nationwide Provident VLI Separate Account 1 of Nationwide Life Insurance Company of America (File No. 33-2625).

                                       Sincerely,


                                       /s/ Scott V. Carney
                                       -----------------------------------------
                                       Scott V. Carney, FSA, MAAA
                                       Actuary